As filed with the Securities and Exchange Commission on October 9, 2026

Registration Statement No. 333-[      ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GCL Global Holdings Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification Number)

29 Tai Seng Avenue #02-01

Natural Cool Lifestyle Hub

Singapore 534119

Tel: +65 80427330

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
United States
(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Jane K. P. Tam, Esq.
Loeb & Loeb LLP
901 New York Avenue
Washington, D.C. 20001
(202) 618-5000

EXPLANATORY NOTE

Registration of Additional Shares

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by GCL Global Holdings Ltd (the “Registrant”) to register an additional 3,840,261 ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), issuable under the GCL Global Holdings Ltd Equity Incentive Plan (as amended, the “Plan”) as a result of the provision of the Plan providing for an automatic increase on April 1 of each year for a period of ten years commencing on April 1, 2026 and ending on (and including) April 1, 2036, in an amount equal to 3% of the total number of Ordinary Shares outstanding on March 31 of the preceding year, provided, however, that the board of the directors of the Registrant may act prior to April 1 of a given year to provide that the increase for such year will be a lesser number of ordinary shares.

These additional Ordinary Shares are securities of the same class as other securities for which a Registration Statement on Form S-8 (File No. 333-286902) (the “Prior Registration Statement”) was filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2025 and is currently effective. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement, except as supplemented or modified by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item	3. Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Commission are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026, filed with the Commission on July 31, 2026;

(b)	the Registrant’s Current Reports on Form 6-K furnished to the Commission on August 28, 2026 and September 17, 2026;

(c)	the description of the Ordinary Shares contained in Exhibit 2.1 to the Annual Report on Form 20-F for the fiscal year ended March 31, 2026, filed with the Commission on July 31, 2026, including any amendments or reports filed for the purpose of updating such description; and

(d)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act since March 31, 2026. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item	8. Exhibits.

		Incorporated by Reference
Exhibit No.	Description	Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Memorandum and Articles of Association of GCL Global Holdings Ltd	20-F	001-42523	1.1	July 31, 2026
4.1	Specimen of ordinary share of GCL Global Holdings Ltd	S-8	333-286902	4.1	May 1, 2025
4.2	GCL Global Holdings Ltd Equity Incentive Plan.	S-8	333-286902	4.2	May 1, 2025
5.1*	Opinion of Carey Olsen Singapore LLP.	—	—	—	—
23.1*	Consent from Marcum Asia CPAs LLP	—	—	—	—
23.2*	Consent from Ernst & Young LLP	—	—	—	—
24.1*	Power of Attorney (included on the signature page of this Registration Statement).	—	—	—	—
107*	Filing Fee Table.	—	—	—	—

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 9, 2026.

GCL Global Holdings Ltd

By:	/s/ Sebastian Toke
Name:	Sebastian Toke
Title:	Group Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sebastian Toke and Kenny Lin, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sebastian Toke	Group Chief Executive Officer and Director	October 9, 2026
Sebastian Toke	(Principal Executive Officer)

/s/ Kenny Lin	Group Chief Financial Officer	October 9, 2026
Kenny Lin	(Principal Accounting and Financial Officer)

/s/ Choo See Wee	Group Chairman	October 9, 2026
Choo See Wee

/s/ Choo See Ling	Chief Operating Officer and Director	October 9, 2026
Choo See Ling

/s/ Tse Meng Ng	Independent Director	October 9, 2026
Tse Meng Ng

/s/ Joshua Kewei Cui	Independent Director	October 9, 2026
Joshua Kewei Cui

/s/ Wilson W. Wang	Independent Director	October 9, 2026
Wilson W. Wang

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of GCL Global Holdings Ltd, has signed this Registration Statement in the City of New York, State of New York, on October 9, 2026.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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